As filed with the Securities and Exchange Commission on December 5, 2011

No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEARWIRE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	56-2408571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1475 120th Avenue Northeast

Bellevue, Washington 98005

(425) 216-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Broady R. Hodder

Senior Vice President and General Counsel

Clearwire Corporation

1475 120th Avenue Northeast

Bellevue, Washington 98005

(425) 216-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joshua N. Korff

Christopher A. Kitchen

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A Common Stock, par value $0.0001 per share	—	—	—	—
Total	—	—	—	—

(1)	An indeterminate aggregate offering price and amount of Class A Common Stock is being registered as may be offered from time to time at indeterminate prices.
(2)	In accordance with Rules 456(b) and 457(v), the registrant is deferring payment of all registration fees, which will be paid from time to time in connection with one or more offerings of securities to be made hereunder.

PROSPECTUS

Clearwire Corporation

Class A Common Stock

We may offer and sell, from time to time, in one or more offerings, shares of our Class A Common Stock, par value $0.0001 per share, which we refer to as Class A Common Stock. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.

Shares of our Class A Common Stock are traded on the NASDAQ Global Select Market, which we refer to as NASDAQ, under the symbol “CLWR.”

Investing in our securities involves risks. You should refer to the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission incorporated by reference in this prospectus and the applicable prospectus supplement and carefully consider that information before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 5, 2011

About this prospectus

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell shares of our Class A Common Stock in one or more offerings from time to time over approximately the next three years. This prospectus provides you with a general description of our Class A Common Stock. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in a document incorporated by reference herein. Therefore, if there is any inconsistency between the information in this prospectus or in a document incorporated by reference herein and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus or any associated “free writing prospectus.” You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement or any associated “free writing prospectus.” This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document.

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Explanatory note

In this prospectus, we refer to Sprint Nextel Corporation and its affiliates as Sprint; we refer to Comcast Corporation and its affiliates as Comcast; we refer to Intel Corporation and its affiliates as Intel; we refer to Time Warner Cable Inc. and its affiliates as Time Warner Cable; we refer to Bright House Networks, LLC and its affiliates as Bright House Networks; we refer to Google Inc. as Google; and we refer to Eagle River Holdings, LLC as Eagle River. We refer to Comcast, Time Warner Cable, Bright House Networks and Google collectively as the Strategic Investors, and to the Strategic Investors together with Intel as the Investors. We refer to Sprint, Comcast, Time Warner Cable and Bright House Networks collectively as the Wholesale Partners. We refer to Clearwire Communications LLC, our operating subsidiary, as Clearwire Communications. We refer to the Equityholders’ Agreement, dated November 28, 2008, and amended on December 8, 2010, among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2009A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC as the Equityholders’ Agreement. Except as otherwise noted, all references to “we,” “us,” or “our,” refer to Clearwire and its consolidated subsidiaries.

Where you can find additional information

We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register with the SEC the securities being offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed with it. For further information about us, and the securities being offered, reference is made to the registration statement and the exhibits and schedules filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file annual, quarterly and current reports, proxy and registration statements and other information with the SEC. You may read and copy any reports, statements, or other information that we file, including the registration statement, of which this prospectus forms a part, and the exhibits and schedules filed with it, without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Room 1024, Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the SEC on the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Incorporation by reference of certain documents

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. We incorporate by reference into this prospectus the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC.

•	Our Annual Report on Form 10-K for the year ended December 31, 2010 (other than Items 6, 7 and 8 contained therein), (the “Form 10-K);

•

Our Current Reports on Form 8-K filed on January 11, 2011, February 7, 2011, February 7, 2011, February 14, 2011, February 16, 2011, March 10, 2011, March 15, 2011, March 21, 2011, April 19, 2011, April 19, 2011, May 4, 2011, May 9, 2011, May 18, 2011, May 20, 2011, June 17, 2011, August 10, 2011, October 28, 2011, November 3, 2011 (to retrospectively adjust Items

6, 7 and 8 of our Form 10-K and Items 1 and 2 of our Form 10-Q for the period ended March 31, 2011 to retrospectively adjust the Company’s financial statements to present the Company’s international subsidiaries as discontinued operations and a change in reportable segments (the “Retrospective Adjustment 8-K”)) and December 1, 2011;

•	Our Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011 (other than Items 1 and 2 contained in the Form 10-Q for the period ended March 31, 2011);

•	Our Definitive Proxy Statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 14, 2011; and

•	Our Current Report on Form 8-K filed on December 5, 2011.

In addition, all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items unless otherwise indicated therein) after the date hereof, and prior to the filing of a post-effective amendment that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statement and amendments to those filings, are available free of charge on our website (www.clearwire.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Clearwire Corporation

1475 120th Avenue Northeast

Bellevue, Washington 98005

Attention: Investor Relations

Telephone: (425) 216-7600

Except for the documents incorporated by reference as noted above, we do not intend to incorporate into this prospectus any of the information included on our website.

CLEARWIRE HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE OFFERING THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROSPECTUS, IN ANY OF THE MATERIALS THAT ARE INCORPORATED INTO THIS PROSPECTUS, ANY PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PREPARED BY US OR ON OUR BEHALF. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE

SECURITIES OFFERED BY THIS PROSPECTUS ARE UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS PROSPECTUS DOES NOT EXTEND TO YOU.

YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROSPECTUS AND NEITHER THE MAILING OF THIS PROSPECTUS NOR THE ISSUANCE OF THE SECURITIES PURSUANT TO THIS OFFERING SHALL CREATE AN IMPLICATION TO THE CONTRARY.

ALL INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO SPRINT AND ITS SUBSIDIARIES AND ASSETS HAS BEEN PROVIDED BY SPRINT. ALL INFORMATION CONTAINED IN THIS PROSPECTUS WITH RESPECT TO ANY INVESTOR AND ITS SUBSIDIARIES AND ASSETS HAS BEEN PROVIDED BY SUCH INVESTOR. CLEARWIRE DOES NOT WARRANT THE ACCURACY OF THE INFORMATION PROVIDED BY SPRINT OR ANY INVESTOR.

Trademarks

We own or have rights to trademarks, service marks, copyrights and trade names that we use in conjunction with the operation of our business including, without limitation, CLEAR and Clearwire. This prospectus also includes trademarks, service marks and trade names of other companies, including, without limitation, Sprint and iDEN. Each trademark, service mark or trade name of any other company appearing in this prospectus belongs to its holder. Use or display by us of other parties’ trademarks, service marks or trade names is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of the trademark, service mark or trade name owner.

Market, ranking and other industry data

The data included in this prospectus regarding markets and ranking, including the size of certain markets and our position and the position of our competitors within these markets, are based on published industry sources and estimates based on our management’s knowledge and experience in the markets in which we operate. These estimates have been based on information obtained from our trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. As a result, you should be aware that market, ranking and other similar industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable. As such, neither we nor any underwriter can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Cautionary note regarding forward-looking statements.”

Summary

The following summary highlights information contained elsewhere or incorporated by reference into this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the section titled “Risk Factors” and our historical consolidated financial statements and related notes incorporated by reference to our Form 10-K, Form 10-Q and our Retrospective Adjustment 8-K.

Overview

We are a leading provider of fourth generation, or 4G, wireless broadband services. We build and operate next generation mobile broadband networks that provide high-speed mobile Internet and residential access services, as well as residential voice services, in communities throughout the country. Our 4G mobile broadband network provides a connection anywhere within our coverage area.

As of September 30, 2011, we offered our services in 88 markets in the United States covering an estimated 134.9 million people, including an estimated 132.7 million people covered by our 4G mobile broadband networks in 71 markets and had approximately 1.3 million retail and 8.2 million wholesale subscribers. As of September 30, 2011, our other 17 markets in the United States, covering an estimated 2.2 million people, continued to operate with a legacy network technology, which we refer to as Pre-4G, that is based on a proprietary set of technical standards offered by a subsidiary of Motorola Solutions, Inc., which we refer to as Motorola. As of September 30, 2011, our 4G mobile broadband markets included major metropolitan areas such as Atlanta, Baltimore, Boston, Chicago, Cincinnati, Cleveland, Columbus, Dallas, Honolulu, Houston, Kansas City, Las Vegas, Los Angeles, Miami, New York, Philadelphia, Pittsburgh, Orlando, Salt Lake City, San Antonio, San Francisco, Seattle, St. Louis and Washington D.C.

Internationally, as of September 30, 2011, our networks covered an estimated 2.9 million people and we had approximately 40,000 retail subscribers. We offer 4G mobile broadband services in Seville and Malaga, Spain and a Pre-4G network in Brussels and Ghent, Belgium. As a result of a strategic decision to focus investment in the United States market, during the second quarter of 2011, we committed to sell our operations in Belgium, Germany and Spain. As a result, the assets and related liabilities and results of operations of these international operations are separately disclosed as discontinued operations.

In our 4G mobile broadband markets, we offer our services through retail channels and through our wholesale partners. Sprint accounts for substantially all of our wholesale sales to date, and offers services in each of our 4G markets. We are currently focused on growing our revenue by continuing to build our wholesale business and leveraging our retail business, reducing expenses and seeking additional capital for our current business and to continue the development of our network.

On November 30, 2011, we entered into agreements with Sprint potentially worth up to a total of $1.6 billion over the next four years in payments for WiMAX services, possible pre-payments for LTE services and potential equity investments. The agreements modify prior wholesale pricing agreements and provide Sprint with unlimited access to our WiMAX network in 2012 and 2013. Under the terms of the agreements, Sprint will pay us a total of $926 million, approximately two-thirds of which will be paid in 2012, for unlimited 4G WiMAX retail services during 2012 and 2013 and the remaining payment will be made in 2013, in each case, subject to certain conditions. The agreements also establish long-term usage-based pricing for WiMAX services in 2014 and beyond. The agreements also lay the foundation for the deployment of our planned LTE Advanced-ready overlay network and outline the terms for Sprint to gain access to the additional LTE capacity. Under the terms of the agreements, Sprint will pay us in 2014 and 2015 up to $350 million in a series of prepayments over a period of up to two years for LTE capacity if we achieve certain build-out targets and network specifications by June 2013. The agreements also establish long-term usage-based pricing for LTE services for 2012 and beyond. The companies have agreed to collaborate on a network build plan and will jointly select LTE macro-cell sites to cover Sprint’s high usage area “hotspots.” Finally, prior to September 2012 Sprint has committed to providing additional equity funding to us in the event of an equity offering. If we raise new equity between $400 and $700 million, Sprint will participate in the offering on a pro rata basis up to $347 million, consistent with Sprint’s current voting interest of 49.6 percent on the same terms and conditions as other participating investors.

Our 4G mobile broadband network utilizing Worldwide Interoperability of Microwave Access technology currently operates based on the 802.16e standard, which we refer to as mobile WiMAX. The mobile WiMAX standard facilitates fourth generation wireless services, which are commonly referred to in the wireless industry as 4G mobile broadband services. Due to developments in the wireless broadband industry, we now believe that we need to deploy Long Term Evolution technology, which we refer to as LTE, on our network for the services we offer to remain competitive and for us to be able to continue to operate in the long term. In addition to the deployment of LTE, further network development may include, among other things, expanding our network to new markets and improving our network coverage in markets we have previously launched by increasing site density and/or our coverage area. Our planned initial LTE deployment is expected to overlay up to two-thirds of our existing mobile WiMAX sites, or approximately 8,000 to 10,000 sites, within our current footprint with TDD-LTE over 20 MHz-wide channels. To enable existing and future mobile date service providers to meet this growth and take advantage of our deep spectrum position, we intend to deploy a high capacity LTE network in densely populated urban areas to serve the 4G data capacity needs of all carriers. The sites included in our LTE deployment plans are expected to represent the geographic areas where approximately 80 to 90% of our current mobile WiMAX data usage occurs and where we believe other carriers have historically experienced the highest concentration of usage.

Risk factors

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

Cautionary note regarding forward-looking statements

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include all statements that do not relate solely to historical or current facts, and you can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “continue,” “initiative” or “anticipates” or similar expressions that concern our prospects, objectives, strategies, plans or intentions. All statements made relating to our estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the impact of existing or proposed laws or regulations described in this prospectus are forward-looking statements. These forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those expected. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from the forward- looking statements we make in this prospectus include, among others:

•	the availability of additional financing on acceptable terms or at all;

•

the ability of third-party suppliers, software developers and other vendors to perform requirements and satisfy obligations necessary to create products and software designed to support desired features and functionality under agreements with us;

•	the impact of adverse network performance;

•	the loss of any of our key customers, including Sprint;

•	actions by regulatory agencies;

•	competition in the industry and markets in which we operate;

•	our ability to comply with operating and financial restrictions and covenants in our debt agreements;

•	our ability to attract and retain skilled personnel;

•	potential future downgrades in our debt ratings that may adversely affect our cost of borrowing and related margins, liquidity, competitive position and access to capital markets;

•	changes or advances in technology in general; and

•	the risks referenced in the section of this prospectus titled “Risk factors” and in the other filings we make with the SEC.

Some of the important factors that could cause actual results to differ materially from our expectations are disclosed under “Risk Factors” and elsewhere in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

We do not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use of proceeds

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our Class A Common Stock offered by this prospectus for general corporate and working capital purposes, including the deployment of mobile 4G LTE technology alongside the mobile 4G WiMAX technology currently on our network and the deployment and operation of our mobile 4G LTE and WiMAX network.

Description of capital stock

The following summary of the terms of our capital stock is not meant to be complete and is qualified in its entirety by reference to the Clearwire Charter, the Clearwire Bylaws and the provisions of applicable law. The Clearwire Charter and the Clearwire Bylaws are incorporated by reference into the registration statement, of which this prospectus is a part.

Authorized capital stock

Under the Clearwire Charter, Clearwire has the authority to issue 2.515 billion shares of stock, consisting of 1.5 billion shares of Class A Common Stock, par value $0.0001 per share, 1.0 billion shares of Class B Common Stock, par value $0.0001 per share and 15 million shares of preferred stock, par value $0.0001 per share. As of November 30, 2011, there were 249,705,700 shares of Class A Common Stock, 666,067,592 shares of Class B Common Stock and no shares of preferred stock outstanding.

Subject to adjustment and to applicable lockup periods, holders of Class B Common Stock are entitled to exchange one share of Class B Common Stock, together with one Clearwire Communications Class B Common Interest, for one share of Class A Common Stock.

Clearwire common stock

Clearwire common stock outstanding

The shares of Class A Common Stock and Class B Common Stock issued are duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Clearwire preferred stock which Clearwire may designate and issue in the future.

To the greatest extent permitted by applicable Delaware law, the shares of Class A Common Stock are uncertificated, and transfer will be reflected by book-entry, unless a physical certificate is requested by a holder.

Voting rights

Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held. Holders of Class B Common Stock are entitled to one vote for each share of Class B Common Stock held. Holders of Class A Common Stock and Class B Common Stock vote together as a single class on each matter submitted to a stockholder vote. Holders of Class A Common Stock and Class B Common Stock, as the case may be, have no voting power with respect to, and are not entitled to vote on, any amendment to the Clearwire Charter that relates solely to the terms of one or more outstanding classes or series of Common Stock (other than the respective class or classes held by such holder) or preferred stock if the holders of the class or series affected by such amendment are entitled to vote on such terms, either separately or together with the holders of one or more other classes or series.

The Clearwire Bylaws provide that unless provided otherwise in the Clearwire Bylaws, the Clearwire Charter, the Equityholders’ Agreement or under applicable laws or rules, any corporate action that requires stockholder approval must be authorized by a majority of the votes cast by the stockholders entitled to vote and present in person or by proxy at a meeting duly called and held at which a quorum is present; provided that where a separate vote of a class or classes is required, corporate action to be taken by such class or classes must be authorized by a majority of the votes cast by such class or classes. The Clearwire Bylaws provide that our stockholders may only adopt, amend, alter or repeal the Clearwire Bylaws by an affirmative vote of not less than 50% of the voting power of all outstanding shares of Clearwire stock entitled to vote generally at an election of directors, voting together as a single class. Further, the Clearwire Bylaws also provide that, subject to the Clearwire Charter and agreements entered into by our stockholders (including the Equityholders’ Agreement), the board of directors may adopt, amend, alter or repeal the Clearwire Bylaws.

The Clearwire Charter may be amended by the affirmative vote of the holders of a majority of the voting rights of all classes of capital stock of Clearwire entitled to vote. However, the Clearwire Charter provides that, in order to amend or repeal certain sections of the Clearwire Charter, including the sections covering supermajority approval of certain transactions constituting a change of control of Clearwire or Clearwire Communications and corporate opportunities and certain stockholder transactions, the approval of the holders of at least 75% of all of the then- outstanding shares of capital stock of Clearwire entitled to vote in the election of directors will be required. In addition, to amend the provision of the Clearwire Charter covering the exchange of Class B Common Stock and Clearwire Communications Class B Common Interests for Class A Common Stock, the approval of the holders of at least 75% in voting power of Class B Common Stock are required.

Further, the Equityholders’ Agreement provides that any amendment to the Clearwire Charter or the Clearwire Bylaws requires the approval of Sprint, Intel and the Strategic Investors as a group and in certain circumstances also requires the approval of Eagle River.

Dividend rights

Only the holders of Class A Common Stock are entitled to receive dividends, if any, payable in cash or property, as may be declared by our board of directors out of funds legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding Clearwire preferred stock and the restrictions set forth in the Delaware General Corporation Law, which we refer to as the DGCL.

Liquidation rights

On the consolidation, merger, recapitalization, reorganization or similar event or liquidation, dissolution or winding up of Clearwire, the holders of Class A Common Stock and Class B Common Stock will be entitled to share pari passu in the net assets of Clearwire available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Clearwire preferred stock up to their per share par value amounts and subject to the structurally prior rights of equityholders of Clearwire Communications as set forth in Clearwire Communications’ operating agreement, which we refer to as the Operating Agreement. After all Class A Common Stock and Class B Common Stock holders have received their per share par value amounts, the holders of all outstanding shares of Class A Common Stock will be entitled to receive the remaining net assets ratably in proportion to each holder’s respective number of shares of Class A Common Stock.

Preemptive rights

Under the Clearwire Charter, the holders of Class A Common Stock and Class B Common Stock have no preemptive rights except as set forth in the Equityholders’ Agreement. The Equityholders’ Agreement provides that if Clearwire proposes to issue any securities, other than in certain issuances, each Equityholder has the right to purchase its pro rata share of such securities, based on such holder’s voting power in Clearwire before such issuance.

Exchange rights

Under the Clearwire Charter and subject to restrictions imposed in the Operating Agreement, the holders of Class B Common Stock are entitled to exchange one share of Class B Common Stock and one Clearwire Communications Class B Common Interest for one share of Class A Common Stock.

Use of certain proceeds

Pursuant to the Clearwire Charter, except to the extent that our board of directors has approved the expansion of our business activities to include other business activities, and has approved the funding of any such other business activities out of net proceeds from the issuance of equity securities in accordance with the

Equityholders’ Agreement, the net proceeds from any issuance of Clearwire equity securities will be contributed to Clearwire Communications. In addition, except to the extent that our board of directors has approved the expansion of our business activities to include other business activities, and has approved the funding of any such other business activities out of net proceeds of any indebtedness issued or incurred by Clearwire, Clearwire, to the extent permitted by law and subject to restrictions imposed under the Operating Agreement, is required to lend the net proceeds to Clearwire Communications on substantially the same terms and conditions as the indebtedness issued or incurred by Clearwire.

Change in control provisions

Under the Clearwire Charter, approval of the holders of at least 75% of all of the outstanding shares of capital stock of Clearwire entitled to vote in the election of directors, voting together as a single class, is required to approve: (1) any merger, consolidation, share exchange or similar transaction involving Clearwire or Clearwire Communications, that upon completion, would constitute a change of control of Clearwire or Clearwire Communications, respectively, (2) the issuance of capital stock of Clearwire or of Clearwire Communications that, upon completion, would constitute a change of control of Clearwire or Clearwire Communications, respectively and (3) any sale or other disposition of all or substantially all of the assets of Clearwire or Clearwire Communications.

In addition, the Equityholders’ Agreement provides that the approval of Sprint, Intel and the Strategic Investors as a group (for so long as each maintains certain minimum ownership interests in Clearwire) is required for any restructuring or reorganization of Clearwire (excluding certain financings in the ordinary course of business), any bankruptcy of Clearwire or its subsidiaries, or any liquidation, dissolution or winding up of Clearwire or Clearwire Communications. In addition, the approval of at least ten directors (or, if there are fewer than ten directors, then all of the directors) on our board of directors will be required before any change of control transaction.

Transfer restrictions

Under the Clearwire Charter, one share of Class B Common Stock may only be transferred in exchange for one share of Class A Common Stock when exchanged in combination with one Clearwire Communications Class B Common Interest. Following the exchange, the shares of Class B Common Stock surrendered in the exchange will be retired, will cease to be outstanding, and may not be reissued. Under the Equityholders’ Agreement, if any shares of Class B Common Stock or Clearwire Communications Class B Common Interests are transferred without also transferring to the same transferee an identical number of Clearwire Communications Class B Common Interests or shares of Class B Common Stock, respectively, then the transferred shares of Class B Common Stock or the shares of Class B Common Stock corresponding to those transferred Clearwire Communications Class B Common Interests, as applicable, will be redeemed by Clearwire for par value.

Further, under the Clearwire Charter, if a holder of Common Stock acquires additional shares, or is otherwise attributed with ownership of such shares, that would cause Clearwire to violate any requirement of the federal communications laws regarding foreign ownership, then we may, at the option of its board of directors, redeem from the holder a sufficient number of shares to eliminate the violation, at a market price determined in accordance with the Clearwire Charter.

Delaware anti-takeover statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless: (1) the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder, (2) the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans), or (3) the merger transaction is approved by the board of directors and by the affirmative vote at a meeting, not by written consent, of stockholders of 2/3 of the holders of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under the Clearwire Charter, we have elected to opt out of Section 203 of the DGCL, and are therefore not subject to Section 203.

Preferred stock

Preferred stock outstanding

No shares of Clearwire preferred stock are issued and outstanding.

Blank check preferred stock

Under the Clearwire Charter, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by our board of directors providing for the issuance of such class or series as may be permitted by the DGCL, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our stockholders.

Warrants

As of September 30, 2011, there were 1,400,001 warrants to purchase Class A Common Stock outstanding with an expiration date of March 12, 2012 and 375,000 warrants outstanding with an expiration date of November 13, 2012. Holders may exercise their warrants at any time, with exercise prices ranging from $3.00 to $48.00. Holders of the warrants have registration rights covering the shares subject to issuance under the warrants.

Corporate opportunities and transactions with founding stockholders

In recognition that directors, officers, stockholders, members, managers or employees of any Founding Stockholder (as such term is defined in the Clearwire Charter) may engage in similar activities or lines of business to those of Clearwire, the Clearwire Charter provides for the allocation of certain corporate opportunities between Clearwire and the Founding Stockholders. Specifically, none of the Founding Stockholders have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business to those of Clearwire, competing against Clearwire, doing business with any competitor, customer or supplier of Clearwire or employing any officer or employee of Clearwire. In the event that a Founding Stockholder acquires knowledge of a potential transaction or matter which may be a corporate opportunity for it and Clearwire, Clearwire will not have any expectancy in such corporate opportunity, and such Founding Stockholder will not have any duty to communicate or offer such corporate opportunity to Clearwire and may pursue or acquire such corporate opportunity for itself or direct such opportunity to another person. In addition, if any director, officer, member, manager or employee of any Founding Stockholder acquires knowledge, in his capacity as a director, board observer or officer of Clearwire, of a potential transaction or matter which may be a corporate opportunity for Clearwire and a Founding Stockholder, Clearwire will not have any expectancy in such corporate opportunity as long as the Founding Stockholder also learns of or develops such opportunity independently.

The Clearwire Charter provides that any of our directors or officers who also serves as a director, officer or employee of a Founding Stockholder and who acquires knowledge of a potential transaction that may be a corporate opportunity of Clearwire and the Founding Stockholder (1) will have fully satisfied and fulfilled his or her fiduciary duty to Clearwire and its stockholders with respect to such transaction; (2) will not be obligated to communicate information regarding the corporate opportunity to Clearwire or the Founding Stockholder; (3) will be presumed to have acted in good faith and in a manner reasonably believed to be in the best interests of Clearwire; and (4) will not be deemed to have breached any duty of loyalty to Clearwire or its stockholders and not to have derived improper benefit therefrom, if the corporate opportunity is offered or disclosed in accordance with the policy set forth in the Clearwire Charter. Such policy states, in general, that unless a director is an employee of Clearwire, such person will not have a duty to present to Clearwire a corporate opportunity of which he or she becomes aware, except where the corporate opportunity is expressly offered to such person primarily in his or her capacity as a director of Clearwire.

By becoming a stockholder in our company, you will be deemed to have notice of and consented to these provisions of the Clearwire Charter. Any amendment to the foregoing provisions of the Clearwire Charter requires the affirmative vote of at least 75% of the voting power of all of the then-outstanding shares of Clearwire capital stock.

See our Current Reports on Form 8-K filed on December 1, 2008 and December 13, 2010 for additional information on the Equityholders’ Agreement.

Transfer agent and registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our Class A Common Stock.

Listing of our common stock

Our Class A Common Stock is listed on NASDAQ under the trading symbol “CLWR.”

Plan of distribution

We may sell the securities through agents, underwriters or dealers, or directly to one or more purchasers.

We may designate agents who agree to use their reasonable efforts to solicit purchases for the period of their appointment or to sell securities on a continuing basis.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions stated in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities of that series are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may sell securities directly to one or more purchasers without using underwriters or agents.

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will identify any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us or our subsidiaries in the ordinary course of their business.

It is possible that one or more underwriters may make a market in our Class A Common Stock, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. We may also loan or pledge securities covered by this prospectus and any applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any applicable prospectus supplement (or a post-effective amendment).

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Experts

The consolidated financial statements of Clearwire Corporation and subsidiaries (the Company) as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference in this Prospectus, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Their reports (1) express an unqualified opinion on the consolidated financial statements and include an explanatory paragraph relating to the retrospective adjustment of the consolidated financial statements for a change in reportable segments and presentation of discontinued operations and (2) express an unqualified opinion on internal control over financial reporting. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal matters

Certain legal matters in connection with the validity of the securities will be passed on for us by Kirkland & Ellis LLP, New York, New York. Any underwriters or agents will be advised about other issues relating to any offering by counsel named in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses payable by us in connection with the sale of the securities being registered hereunder. All of the amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$	*
Legal fees and expenses		(1)
Accounting fees and expenses		(1)
Printing fees and expenses		(1)
Miscellaneous expenses		(1)

Total		$(1)

*	Deferred in reliance on Rule 456(b) and Rule 457(v).
(1)	Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

We have agreed to indemnify our officers and directors pursuant to the terms of the Clearwire Charter, which provides for indemnification of our directors and executive officers who have not otherwise entered into an indemnification agreement with us. The Clearwire Charter allows us to indemnify our officers and directors to the fullest extent permitted by the DGCL or other applicable law. It also contains provisions that provide for the indemnification of directors of Clearwire for third party actions and actions by or in the right of Clearwire that mirror Section 145 of the DGCL.

In addition, the Clearwire Charter states that we shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of Clearwire, or is or was serving at the request of Clearwire as a director, officer, employee, partner, trustee, manager, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, including service with respect to an employee benefit plan, against any liability asserted against such person or reasonably incurred by such person (or their heirs, executors or administrators), in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not we would have the power to indemnify such person against such liability under the DGCL. We, however, shall not be required to indemnify, nor pay expenses incurred to, any such person, in connection with any proceeding initiated by such person, unless the commencement of the proceeding by such person was authorized by our board of directors. If a claim for indemnification or advancement of expenses is not paid in full by us within thirty (30) calendar days after a written claim by any such person has been received by us, such person may bring suit against us to recover the unpaid amount of the claims, and, if successful in whole or in part, the expenses of prosecuting the claim.

Any person serving as a director, officer, employee or agent of Clearwire Communications or another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned directly or indirectly by Clearwire will be conclusively presumed to be serving in such capacity at the request of Clearwire.

We have and intend to maintain director and officer liability insurance, if available on reasonable terms. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

We are organized under the laws of the State of Delaware. Section 145 of the DGCL, provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

In addition, on December 4, 2008, we entered into an indemnification agreement with each of our directors and executive officers then in office, which we refer to as the Indemnification Agreement. Under the Indemnification Agreement, we have agreed to indemnify each director and executive officer against liability arising out of the individual’s performance of his or her duties to Clearwire. The Indemnification Agreement provides indemnification in addition to the indemnification provided by the Clearwire Charter, the Clearwire Bylaws and applicable law. Among other things, the Indemnification Agreement indemnifies each director and executive officer for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by the director or executive officer from any claims relating to any event or occurrence arising out of or in connection with the director’s or executive officer’s service to us or to any other entity to which the director or executive officer provides services at our request. Further, we have agreed to advance expenses the director or executive officer may spend as a result of any proceeding against the director or executive officer as to which such individual could be indemnified. Notwithstanding the other provisions of the Indemnification Agreement, we are not obligated to indemnify the director or executive officer: (i) for claims initiated by the director or executive officer, (ii) for claims relating to payment of profits in violation of Section 16(b) of the Exchange Act, (iii) if a final court decision determines that such indemnification is not lawful, and (iv) if the director or executive officer did not act in good faith or the best interest of Clearwire, engaged in unlawful conduct, or is adjudged to be liable to Clearwire.

Moreover, Sprint has agreed to indemnify each director that it appoints to our board of directors from claims relating to any event or occurrence arising out of or in connection with such director’s service to us, subject to certain exceptions.

Item 16. Exhibits

The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kirkland, state of Washington, on December 5, 2011.

CLEARWIRE CORPORATION

/s/ Hope F. Cochran
Hope F. Cochran
Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Erik E. Prusch, Hope F. Cochran and Broady R. Hodder, and each of them singly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including posteffective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Erik E. Prusch Erik E. Prusch	President and Chief Executive Officer (Principal Executive Officer)	December 5, 2011

/s/ Hope F. Cochran Hope F. Cochran	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 5, 2011

/s/ Steven A. Ednie Steven A. Ednie	Chief Accounting Officer (Principal Accounting Officer)	December 5, 2011

/s/ John W. Stanton John W. Stanton	Director	December 5, 2011

/s/ William R. Blessing William R. Blessing	Director	December 5, 2011

/s/ Mufit Cinali Mufit Cinali	Director	December 5, 2011

S-1

Signature	Title	Date

/s/ Jose A. Collazo Jose A. Collazo	Director	December 5, 2011

/s/ Hossein Eslambolchi Hossein Eslambolchi	Director	December 5, 2011

/s/ Dennis S. Hersch Dennis S. Hersch	Director	December 5, 2011

/s/ Brian P. McAndrews Brian P. McAndrews	Director	December 5, 2011

/s/ Kathleen H. Rae Kathleen H. Rae	Director	December 5, 2011

/s/ Jennifer L. Vogel Jennifer L. Vogel	Director	December 5, 2011

/s/ Bruce Chatterley Bruce Chatterley	Director	December 5, 2011

S-2

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.*

2.1	Transaction Agreement and Plan of Merger dated May 7, 2008, among Clearwire Corporation, Sprint Nextel Corporation, Comcast Corporation, Time Warner Cable Inc., Bright House Networks, LLC, Google Inc. and Intel Corporation (Incorporated herein by reference to Exhibit 2.1 to Clearwire Corporation’s Registration Statement on Form S-4 originally filed August 22, 2008).

2.2	Amendment No. 1 to the Transaction Agreement and Plan of Merger, dated November 21, 2008, as amended, among Clearwire Corporation, Sprint Nextel Corporation, Intel Corporation, Google Inc., Comcast Corporation, Time Warner Cable Inc. and Bright House Networks, LLC (Incorporated herein by reference to Exhibit 2.1 to Clearwire Corporation’s Current Report on Form 8-K filed December 1, 2008).

3.1	Articles of Incorporation of Clearwire Corporation, as amended (Incorporated herein by reference to Exhibit 3.1 to Clearwire Corporation’s Current Report on Form 8-K filed December 1, 2008 as amended by Exhibit 3.1 to Clearwire Corporation’s Current Report on Form 8-K filed March 5, 2009 and Exhibit 3.1 to Clearwire Corporation’s Current Report on Form 8-K filed November 10, 2009).

3.2	Bylaws of Clearwire Corporation (Incorporated herein by reference to Exhibit 3.2 to Clearwire Corporation’s Current Report on Form 8-K filed December 1, 2008).

4.1	Equityholders’ Agreement, dated November 28, 2008, among Clearwire Corporation, Sprint HoldCo, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2009A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc., Comcast Wireless Investment I, Inc., Comcast Wireless Investment II, Inc., Comcast Wireless Investment III, Inc., Comcast Wireless Investment IV, Inc., Comcast Wireless Investment V, Inc., Google Inc., TWC Wireless Holdings I LLC, TWC Wireless Holdings II LLC, TWC Wireless Holdings III LLC, BHN Spectrum Investments, LLC (Incorporated herein by reference to Exhibit 4.1 to Clearwire Corporation’s Current Report on Form 8-K filed December 1, 2008), as amended by that certain Amendment to Equityholders’ Agreement, dated as of December 8, 2010, by and among Clearwire Corporation, Sprint Holdco, LLC, Eagle River Holdings, LLC, Intel Capital Wireless Investment Corporation 2008A, Intel Capital Wireless Investment Corporation 2008B, Intel Capital Wireless Investment Corporation 2008C, Intel Capital Corporation, Intel Capital (Cayman) Corporation, Middlefield Ventures, Inc. and Comcast Corporation (Incorporated herein by reference to Exhibit 4.11 to Clearwire Corporation’s Current Report on Form 8-K filed December 13, 2010).

4.2	Stock certificate for Clearwire Corporation Class A Common Stock (Incorporated herein by reference to Exhibit 4.2 to Clearwire Corporation’s Annual Report on Form 10-K filed March 26, 2009).

5.1	Legal Opinion of Kirkland & Ellis LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Kirkland & Ellis LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney of certain executive officers and directors (included on the signature page).

*	To be filed as an Exhibit to a Current Report on Form 8-K and incorporated by reference herein.